As filed with the Securities and Exchange Commission on January 28, 2020
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0188631 (I.R.S. Employer Identification No.)
______________
2100 Logic Drive
San Jose, California 95124
(Address of Principal Executive Offices)

Amended and Restated 1990 Employee
Qualified Stock Purchase Plan
2007 Equity Incentive Plan
(Full title of the plan)
______________
Victor Peng
President and Chief Executive Officer
Xilinx, Inc.
2100 Logic Drive, San Jose, California 95124
(Name and address of agent for service)
______________
(408) 559-7778
(Telephone number, including area code, of agent for service)
______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑    Accelerated filer ☐
Non-accelerated filer (do not check if a smaller reporting company) ☐    Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value, to be issued under the 2007 Equity Incentive Plan	6,000,000	$101.48 (2)	$608,880,000.00 (2)	$79,032.62 (2)
Common Stock, $0.01 par value, to be issued under the Amended and Restated 1990 Employee Qualified Stock Purchase Plan	2,000,000	$86.26 (3)	$172,520,000.00 (3)	$22,393.10 (3)
Total	8,000,000		$781,400,000.00	$101,425.72

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover additional shares of common stock which may be issued pursuant to the Amended and Restated 1990 Employee Qualified Stock Purchase Plan (the "1990 Plan") and the 2007 Equity Incentive Plan and as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. This estimate is based on the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on January 24, 2020.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. This estimate is based on 85% of $101.48, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on January 24, 2020. Pursuant to the 1990 Plan, the purchase price of the shares of common stock will be 85% of the lower of (a) the Fair Market Value of a share of the Registrant’s common stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of the Registrant’s common stock on the Purchase Date (as such terms are defined in the 1990 Plan).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with or furnished to the Securities and Exchange Commission (the “Commission”) by Xilinx, Inc. (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference:

(a)
The Registrant’s annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act, containing audited financial statements for the Company’s fiscal year ended March 30, 2019, as filed with the Commission on May 10, 2019.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s document referred to in (a) above.

(c)
The description of the Registrant’s common stock set forth in its Registration Statement on Form 8-A (File No. 0-18548) filed with the Commission on April 27, 1990, including any amendment or report subsequently filed by the Registrant for the purpose of updating the description.

All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Registrant’s currently effective Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. The Registrant currently carries indemnity insurance pursuant to which its directors and officers are insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act of 1933, as amended.

The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on May 30, 2007).

4.2	Bylaws of the Company, as amended and restated (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed on December 7, 2018).

5.1	Opinion of Counsel.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of attorney (included on signature pages hereto).

99.1	Amended and Restated 1990 Employee Qualified Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s Schedule 14A filed on June 21, 2019).

99.2	2007 Equity Incentive Plan (incorporated by reference to Appendix B to the Company’s Schedule 14A filed on June 21, 2019).
______________

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this 28th day of January, 2020.

XILINX, INC.

Date: January 28, 2020	By:	/s/ Victor Peng
Victor Peng
President and Chief Executive Officer, Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor Peng, Sumeet Gagneja and Catia Hagopian, and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: /s/ Victor Peng	President, Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) and Director	January 28, 2020
Victor Peng

By: /s/ Sumeet Gagneja	Chief Accounting Officer (Principal Accounting Officer)	January 28, 2020
Sumeet Gagneja

By: /s/ Dennis Segers	Chairman of the Board of Directors	January 28, 2020
Dennis Segers

By: /s/ Raman K. Chitkara	Director	January 28, 2020
Raman K. Chitkara

By: /s/ Saar Gillai	Director	January 28, 2020
Saar Gillai

By: /s/ Ronald S. Jankov	Director	January 28, 2020
Ronald S. Jankov

By: /s/ Mary Louise Krakauer	Director	January 28, 2020
Mary Louise Krakauer

By: /s/ Thomas H. Lee	Director	January 28, 2020
Thomas H. Lee

By: /s/ J. Michael Patterson	Director	January 28, 2020
J. Michael Patterson

By: /s/ Marshall C. Turner	Director	January 28, 2020
Marshall C. Turner

By: /s/ Elizabeth W. Vanderslice	Director	January 28, 2020
Elizabeth W. Vanderslice

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on May 30, 2007).

4.2	Bylaws of the Company, as amended and restated (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on December 7, 2018).

5.1	Opinion of Counsel.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of attorney (included on signature pages hereto).

99.1	Amended and Restated 1990 Employee Qualified Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s Schedule 14A filed on June 21, 2019).

99.2	2007 Equity Incentive Plan (incorporated by reference to Appendix B to the Company’s Schedule 14A filed on June 21, 2019).